Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated December 13, 2024, on the consolidated financial statements of Beeline Financial Holdings, Inc. and Subsidiaries for the years ended December 31, 2023 and 2022, included herein on the registration statement of Eastside Distilling, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 13, 2024